Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Community First Bancorporation

         We consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-71401) filed by Community First Bancorporation in connection with the Community First Bancorporation 1998 Stock Option Plan and into the Registration Statement on Form S-8 (No. 333-66097) filed by Community First Bancorporation in connection with the Community First Bancorporation 1989 Stock Option Plan, of our Report dated February 7, 2002, included in Community First Bancorporation's Annual Report on Form 10-KSB for the year ended December 31, 2002.


                                        s/Donald G. Jones and Company, P.A.


Columbia, South Carolina
March 26, 2003